UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 26, 2006 (October 25, 2006)
INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-9722	63-0573222

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of Incorporation)	File Number)

One Madison Industrial Park IW 2000, Huntsville, AL	35894-0001

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 730-2000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 8.01. Other Events.
     As previously announced, Intergraph Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2006, with Cobalt Holding Company, a Delaware corporation (“Parent”), and Cobalt Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions contained in the Merger Agreement, Merger Sub will merge with and into the Company (the “merger”), and the Company, as the surviving corporation in the merger, will become a wholly owned subsidiary of Parent.
     As described further below, on October 25, 2006, the Company consented to the amendment of the debt financing commitment letter issued to Parent in connection with the Merger Agreement to provide, among other things, for a committed second lien bank term loan to replace the portion of the debt financing for the merger that was initially proposed to come from a private placement of senior subordinated debt securities under Rule 144A of the Securities Act of 1933 (the “144A Financing”) as further described in the definitive proxy statement filed on October 19, 2006 (file no. 000-09722) relating to the proposed merger. A copy of the consent agreement, which also describes certain waivers by Parent of the Company’s obligations, and certain other provisions, under the Merger Agreement relating specifically to the 144A Financing, is filed as an exhibit hereto and is incorporated herein, and hereby supplements the definitive proxy statement, by this reference.
     Amended and Restated Debt Commitment Letter
     Parent has received a fully executed amended and restated debt commitment letter, dated as of October 25, 2006, which amends and restates the debt commitment letter dated as of August 31, 2006, from Morgan Stanley & Co. Incorporated (“MS&Co”), Morgan Stanley Senior Funding, Inc. (“MSSF”), Wachovia Bank, National Association (“Wachovia Bank”), Wachovia Investment Holdings, LLC (“Wachovia Investments”), and Wachovia Capital Markets, LLC (“Wachovia Securities”). Under the amended and restated debt commitment letter, subject to the conditions set forth therein:
•	MSSF and Wachovia Bank have each severally, but not jointly, committed to provide (each individually committing to provide 50% of the entire aggregate principal amount) to Parent or one of its subsidiaries up to $740.0 million of senior secured credit facilities, comprised of a $390.0 million first-lien secured term loan facility, a $75.0 million first-lien secured revolving credit facility (not all of which is expected to be drawn at the closing) and a $275.0 million second-lien term loan facility for the purpose of partially financing the merger, repaying or refinancing certain existing indebtedness of the Company and its subsidiaries, paying fees and expenses incurred in connection with the merger and the other transactions contemplated thereby, including the financing, providing ongoing working capital and for other general corporate purposes of the surviving corporation and its subsidiaries.
•	MSSF and Wachovia Investments have each severally, but not jointly, committed to provide (each individually committing to provide 50% of the entire aggregate principal amount) to Parent or one or more of its subsidiaries or affiliates a senior secured PIK loan facility of up to $60 million, for the purpose of partially financing the merger, repaying or refinancing certain existing indebtedness of Intergraph and the Company’s subsidiaries and paying fees and expenses incurred in connection with the merger and the other transactions contemplated thereby.
     The amended and restated debt commitment letter, in contrast to the original debt commitment letter, does not contemplate an offering of senior subordinated notes or provide a commitment for a bridge loan facility in lieu thereof.

     The principal amount of the second-lien secured term loan will be reduced on a dollar-for-dollar basis for the amount of any securitization transaction, sale leaseback transaction, non-recourse loan financing or other similar transaction involving specified real property of the Company that is completed by the closing date.
     The debt commitments expire on March 31, 2007. The documentation governing the senior secured credit facilities and the PIK loan facility has not been finalized and, accordingly, the actual terms of the facilities may differ from those described in this Report.
     The availability of the senior secured credit facilities and the PIK loan facility is subject to, among other things, there not having occurred since December 31, 2005 any change or condition that would constitute a “Company Material Adverse Effect” as defined in the Merger Agreement (a copy of which is included in the definitive proxy statement); the accuracy in all material respects at the closing date of specified representations of the Company in the Merger Agreement; consummation of the merger in accordance with the Merger Agreement (and no provision being waived or amended in a manner materially adverse to the lenders without the consent of MS&Co and Wachovia Securities); the negotiation, execution and delivery of definitive documentation; the delivery of audited, unaudited and pro forma financial statements; and, with respect to the PIK loan facility, substantially simultaneously with the initial borrowing under the PIK loan facility, the contribution of specified assets that will secure the PIK loan facility to a newly formed subsidiary of the Company, which will be a borrower under the PIK loan facility, and the sale by a subsidiary of the Company of other specified assets that will secure the PIK loan facility to the other borrower under the PIK loan facility, which will be a newly formed affiliate of the Company that is not a subsidiary of the Company.
     The foregoing description of the amended and restated debt commitment letter is intended to replace the first, second and fifth paragraphs under the section of the definitive proxy statement entitled “The Merger—Financing of the Merger—Debt Financing” and, as applicable, the summary of the debt commitment letter and the summary of the sources of financing for the merger and customary fees and expenses under the section of the definitive proxy statement entitled “Summary Term Sheet—Other Important Considerations—Sources of Financing” and the summary of the sources of financing for the merger and customary fees and expenses under the section of the definitive proxy statement entitled “The Merger—Financing of the Merger.” With the Company’s prior consent, Parent may amend the amended and restated debt commitment letter, which may include changing, among other things, the types and amounts of debt and the terms of the debt used to finance the merger.
     Important Information Concerning the Merger
     In connection with the proposed merger, Intergraph has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Intergraph at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from the Company by contacting Intergraph Investor Relations, telephone: (256) 730-2720 or email: investorrelations@intergraph.com.
     Intergraph and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Intergraph’s participants, which may be different from those of Intergraph’s stockholders generally, in the solicitation is set forth in

Intergraph’s proxy statement and Reports on Form 10-K and Form 10-Q, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

Exhibit 99.1	Consent dated October 25, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERGRAPH CORPORATION
By:	/s/ Larry T. Miles
	Name:	Larry T. Miles
	Title:	Vice President and Controller

Date: October 26, 2006

EXHIBIT INDEX

Exhibit 99.1	Consent dated October 25, 2006

Exhibit 99.1
October 25, 2006
Cobalt Holding Company
Cobalt Merger Corp.

c/o	Hellman & Friedman
One Maritime Plaza, 12th Floor
San Francisco, CA 94111
c/o	Texas Pacific Group
301 Commerce Street, Suite 3300
Fort Worth, TX 76102

Re:	Agreement and Plan of Merger (the “Agreement”), dated as of August 31, 2006, by and among Cobalt Holding Company (“Parent”), Cobalt Merger Corp.
(“Merger Sub”) and Intergraph Corporation (the “Company”)

Ladies and Gentlemen:
     In connection with the Agreement, subject to the terms and conditions set forth herein, and in consideration of and in reliance on the representations and covenants of Parent and Merger Sub herein contained, the Company hereby:
          (1) consents to the amendment by Parent and the lenders named therein of the Debt Commitment Letter in the form attached hereto (such amended Debt Commitment Letter, as definitively executed and delivered by Parent and the other parties thereto, the “Amended Debt Commitment Letter”), together with such changes to the Amended Debt Commitment Letter as may be approved by the Company, and
          (2) agrees with Parent and Merger Sub that, from and after the execution and delivery of the Amended Debt Commitment Letter by the parties thereto, (i) references in the Agreement to the “Debt Commitment Letter,” to the “Lenders” and to the “Debt Financing” shall be construed to refer to the Amended Debt Commitment Letter, to the lenders who become party to the Amended Debt Commitment Letter and to the debt financing set forth in the Amended Debt Commitment Letter, respectively, and that any terms in the Agreement defined with reference to the foregoing terms (including the terms “Commitment Letters,” “Financing” and “Required Financial Information”) shall be defined with reference to such terms as contemplated hereby, (ii) the term “Initiation Date” shall be construed without reference to the proviso that such date shall commence no earlier than November 12, 2006, and (iii) the term “Required Financial Information” shall be construed without reference to any financial statements or financial data required solely to consummate a private placement of high yield debt securities under Rule 144A of the Securities Act or any prospectus or offering memorandum related thereto.
     In connection with the Agreement, and as condition to the willingness of the Company to deliver its consent as provided above, Parent and Merger Sub hereby jointly and severally represent, warrant and agree:

2
          (1) that the representations and warranties set forth in Section 4.6 of the Agreement are true in correct in all respects as of the date of, and after giving effect to, the execution of the Amended Debt Commitment Letter, and
          (2) that, notwithstanding anything set forth in Section 6.8(b) or any other provision of the Agreement to the contrary, Parent and Merger Sub hereby waive the Company’s compliance with, and otherwise agree not to enforce or claim a breach by the Company of, any covenants or obligations of the Company included in Section 6.8(b) or elsewhere in the Agreement solely to facilitate the completion of a private placement of high yield debt securities under Rule 144A of the Securities Act as part of the Debt Financing.
     Terms capitalized but not defined in this letter shall have the respective meanings assigned to them in the Agreement. Except as expressly contemplated hereby, the Agreement continue remain in full force and effect in accordance with its terms and this letter shall not constitute the Company’s consent or indicate its willingness to consent to any amendment or modification or waiver of the Agreement. This consent may be executed in two or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

Very truly yours, INTERGRAPH CORPORATION
By:	/s/ Anthony Colaluca
	Name:	Anthony Colaluca
	Title:	EVP & CFO

3

Accepted and acknowledged
as of the date first written above:
COBALT HOLDING COMPANY

By:	/s/ Georgia Lee
	Name:	Georgia Lee
	Title:	Vice President, Secretary and Assistant Treasurer

COBALT MERGER CORP.

By:	/s/ Georgia Lee
	Name:	Georgia Lee
	Title:	Vice President, Secretary and Assistant Treasurer